UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 27, 2006

Hooper Holmes, Inc.

(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Mt. Airy Road, Basking Ridge, New Jersey 07920

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (908) 766-5000

Not Applicable

(Former names or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 27, 2006, the Board of Directors of Hooper Holmes, Inc. (the “Company”) determined that the Chair of the Board, currently Mr. Benjamin A. Currier, will be paid:

(i) retroactively from January 1, 2006, an annual retainer of a multiple of two times the annual retainer of regular directors (currently each regular director receives an annual retainer of $20,000) and two times the annual equity paid to regular Board Members per year (currently each Board Member is entitled to receive an annual restricted stock grant of 5,000 shares), all in addition to the committee retainers and meeting fees payable to regular directors for membership services; and

(ii) an additional annual retainer of $35,000 for each of the years 2006 and 2007 as compensation for the extra time and effort required or to be required of the Chair during these years.

Committee retainers and meeting fees currently payable (which, except for the adjustments in the compensation of the Chair reflected herein, have been previously reported) are set forth in the table filed as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Table of Compensation payable to the Members of the Hooper Holmes, Inc. Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hooper Holmes, Inc.

Date: October 4, 2006	By:	/s/ Robert W. Jewett
Robert W. Jewett
Senior Vice President,
General Counsel & Secretary